AGREEMENT OF SHARE EXCHANGE

THIS AGREEMENT OF SHARE EXCHANGE ("Agreement") is made as at the 26th day of March, 2002.

AMONG:

[ ], whose address is [ ]

(the "Vendor")

AND:

DP CHARTERS, INC., a Nevada corporation having an office at 34190 Sepulveda Avenue, Suite 200, Capistrano Beach, CA 92624

("DP Charters")

AND:

OMNITRIX TECHNOLOGIES, INC., a Delaware corporation whose address is Building 5/6, 15359 North East 90th Street, Redmond, WA 98052

("OTI")

WHEREAS:

A. DP Charters proposes to acquire all of the issued and outstanding capital stock of OTI pursuant to the terms of a series of agreements (the "Acquisition Agreements") between DP Charters, OTI and the individual stockholders of OTI, as well as a separate Plan of Reorganization and Acquisition, dated January 21, 2002, between DP Charters and OTI (the "Plan of Reorganization Agreement");

B. The Vendor owns [ ] common and [ ] preferred shares in the capital stock of OTI (the "OTI Shares");

C. DP Charters desires to acquire the OTI Shares in exchange for the issuance of [ ] shares of common stock in the capital of DP Charters (the "Exchange Shares"); and

D. The Vendor wishes to exchange the OTI Shares for the Exchange Shares.

NOW, THEREFORE, for and in consideration of the premises and of the respective warranties, representations and agreements contained herein, the parties hereto do hereby agree as follows:

ARTICLE 1
CLOSING

1.1 Closing Date

The closing of the transactions contemplated herein will take place on March 26, 2002, or such other date as may be determined by OTI (the "Closing Date").

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE VENDOR

2.1 Representations and Warranties of the Vendor

The Vendor represents and warrants to DP Charters, as continuing representations and warranties which are true and correct on the date hereof and on the Closing Date, that:

(a) the Vendor is the sole legal and beneficial owner of the OTI Shares;

(b) the OTI Shares are free and clear of any liens, charges or encumbrances of any nature whatsoever, except as expressly provided for or disclosed herein;

(c) the Vendor has the full and absolute right, power and authority to enter into this Agreement on the terms and subject to the conditions herein set forth, to carry out the transactions contemplated hereby and to transfer to DP Charters legal and beneficial title and ownership of the OTI Shares;

(d) the Vendor acknowledges that the Exchange Shares to be issued pursuant to this Agreement have not been registered pursuant to the securities laws of any jurisdiction and are being issued pursuant to exemptions from applicable prospectus and registration requirements contained in the Securities Act (British Columbia) (the "B.C. Securities Act") and the Securities Act of 1933 (United States)(the "1933 Act"), and the Exchange Shares may only be sold in a jurisdiction in accordance with the restrictions on resale prescribed under the laws of the jurisdiction in which such shares are sold, all of which may vary depending on the jurisdiction;

(e) the Vendor is aware that DP Charters is not a "reporting issuer" in any of the Provinces of Canada and as a consequence resale of any of the Exchange Shares by holders resident in Canada is restricted except pursuant to an exemption from applicable securities legislation;

(f) the Vendor has no right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require OTI to issue any share in its capital or to convert any securities of OTI into shares in its capital; and

(g) the Vendor is aware that the certificates representing the Exchange Shares will bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ANY CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

2.2 Agreement of the Vendor

The Vendor hereby agrees that, upon receipt of the Exchange Shares, the Vendor will waive, surrender and cancel any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require OTI to issue any share in its capital or to convert any securities of OTI into shares in its capital.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF OTI

3.1 Representations and Warranties

OTI represents and warrants to DP Charters, as continuing representations and warranties which are true and correct on the date hereof and on the Closing Date, that:

(a) OTI is duly incorporated and validly existing under the laws of the State of Delaware;

(b) the OTI Shares are validly issued and fully paid shares in the share capital of OTI and the same are properly reflected in the corporate records of OTI; and

(c) no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

(i) to require OTI to issue any further or other shares of its capital or any other security convertible or exchangeable into shares of its capital or to convert or exchange any securities into or for shares of its capital,

(ii) for the issue or allotment of any of the authorized but unissued shares in the capital of OTI, or

(iii) to require OTI to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of OTI.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS
OF DP CHARTERS

4.1 Representations and Warranties

DP Charters represents and warrants to the Vendor, as continuing representations and warranties which are true and correct on the date hereof and on the Closing Date, that:

(a) DP Charters is a company duly incorporated, validly existing and in good standing under the laws of the State of Nevada;

(b) at the date of this Agreement, the authorized capital of DP Charters consists of 100,000,000 common shares with a par value of $0.001, of which 10,446,098 are issued and outstanding;

(c) no person has any agreement, right, option or privilege, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

(i) to require DP Charters to issue any further or other shares of its capital or any other security convertible or exchangeable into shares of its capital or to convert or exchange any securities into or for shares of its capital,

(ii) for the issue or allotment of any of the authorized but unissued shares in the capital of DP Charters, or

(iii) to require DP Charters to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of DP Charters;

(d) DP Charters has no liabilities, contingent or otherwise, except for the obligation to pay up to $50,000 in closing costs in connection with the acquisition of all of the issued and outstanding shares in the capital of OTI (including the OTI Shares);

(e) the Exchange Shares when issued will be issued as fully paid and non-assessable shares free and clear of all liens, charges, claims or encumbrances; and

(f) DP Charters acknowledges that the OTI Shares acquired pursuant to the terms of this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed, except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws.

ARTICLE 5
PURCHASE AND SALE

5.1 Purchase and Sale

Based on the representations and warranties and subject to the terms and conditions of this Agreement, the Vendor agrees to transfer, assign and sell to DP Charters and DP Charters shall purchase from the Vendor all of the Vendor's right, title and interest in and to the OTI Shares. The purchase price to be paid by DP Charters for the OTI Shares shall be payable to the Vendor on the Closing Date by the allotment and issuance of the Exchange Shares for all of the OTI Shares.

5.2 Vendor's Deliveries at the OTI Closing

On the Closing Date, the Vendor shall:

(a) deliver to DP Charters the certificate(s) representing the OTI Shares duly executed and endorsed for transfer to DP Charters; provided, however, that if the Vendor is unable to deliver the certificate(s) representing the OTI Shares, then the Vendor hereby irrevocably constitutes and appoints Robert Cross as the attorney of the Vendor to transfer the OTI Shares on the books of OTI with full power of substitution in the premises; and

(b) deliver a completed and executed Subscription Agreement and Investor Suitability Questionnaire, in a form attached hereto as Schedule A, in connection with the issuance of the Exchange Shares.

5.3 Deliveries by DP Charters at the Closing:

Within five (5) days of the Closing Date, DP Charters shall deliver to the Vendor a certificate or certificates representing the Exchange Shares in Vendor's name.

ARTICLE 6
MISCELLANEOUS

6.1 Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties except for the Plan of Reorganization Agreement. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

6.2 Further Assurances

The parties will execute and deliver all such further documents and instruments and do all such acts and things as may be reasonably necessary or required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

6.3 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

6.4 Enurement

This Agreement shall enure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto.

6.5 Counterparts

This Agreement may be executed in one or more counterparts which, when so executed, by facsimile signature or otherwise, shall be read together and be construed as one agreement.

6.6 Electronic Means

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first set forth above.

EXECUTED by [ ] in the presence of: Signature of Witness Print Name of Witness Address of Witness Occupation of Witness	) ) ) ) ) ) ) ) ) ) ) ) )	[ ]

DP CHARTERS, INC.

Per:
Authorized Signatory

OMNITRIX TECHNOLOGIES, INC.

Per:
Authorized Signatory